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                                   EXHIBIT 99
Sunterra Corporation
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                                                                    NEWS RELEASE

                         Contact:  Gregory F. Rayburn
                                (407) 532-1022

            Sunterra Names Turnaround Specialist Gregory F. Rayburn
                           As Chief Executive Officer


ORLANDO, FLORIDA (October 11, 2000) The Board of Directors of Sunterra Corporation today announced the appointment of Gregory F. Rayburn as Chief Executive Officer and President. Rayburn, 42, is a principal of the internationally known corporate turnaround firm, Jay Alix & Associates (JA&A), which has been engaged, subject to bankruptcy court approval, to lead the company's turnaround efforts.

     The company also announced that T. Lincoln Morison has resigned his position as CEO and President, and will assume the role of Vice Chairman of the Board of Directors of the company to assist in the transition. "Lin provided leadership and strategic direction to Sunterra during a difficult and critical time. The company appreciates his service," said J. Taylor Crandall, Chairman of the Board.

     "The Board of Directors and the management staff welcome Greg and the JA&A professionals to the team. Given the serious issues Sunterra faces as we move forward in our turnaround efforts, we believe the Company will be best served by a CEO with extensive experience in restructuring activities. Mr. Rayburn's team brings deep experience in leading companies through change and in successfully navigating the Chapter 11 process," said Crandall.

     Rayburn has more than 20 years experience leading financial and business turnarounds in a variety of companies, and in private equity investment. He is a former Chairman and CEO of Silas Creek Retail Inc., and a former partner with Arthur Andersen where he helped to create and develop their corporate recovery services practice.

     "My mandate is to provide leadership, expertise and a sense of urgency to the company's turnaround process," said Rayburn. "I look forward to getting to know the managers and employees of Sunterra, who will be a critical part of the turnaround. In addition, I will work closely with the company's outside constituents and stakeholders in seeking to build a consensual process."
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     Sunterra filed for reorganization under Chapter 11 of the U.S. Bankruptcy
Code on May 31, 2000 in Baltimore, Maryland. All of the 89 resorts operated by the company remain open for use by owners, Club Sunterra members, exchangers and guests.

     Jay Alix & Associates is a leading firm in the business of offering underperforming and troubled companies both consulting and interim management services to lead and support implementation of operational turnarounds, strategic repositioning and debt restructuring. They also provide IT strategy and turnaround - valuation services and litigation consulting services. The firm, which has offices in New York, Chicago and Detroit, has extensive experience with large complex restructurings, including Zenith, Service Merchandise, Umbro International, Oxford Health Plans and National Car Rental Systems.

     Sunterra Corporation, the world's largest vacation ownership company, has 89 resorts throughout North America, Europe, the Caribbean, Hawaii, Latin America and Asia. Sunterra also manages 18 condominium resorts and hotels in Hawaii; and operates Club Sunterra, the world's most extensive points-based vacation system.

     Sunterra Corporation became a publicly traded company in 1996 and has subsequently grown from nine resorts to its current worldwide network of company owned and managed resorts. In addition, during this period its member base has expanded from 25,000 owners to more than 300,000 owners and members. Sunterra Corporation's website is www.sunterra.com.
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     Cautionary Statement Regarding Forward-Looking Statements.  Certain
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statements in this release may constitute forward-looking statements subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Although management believes that any forward-looking statements in this release are based on reasonable assumptions, actual results may differ materially from those expressed in any of the forward-looking statements.
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